UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2007
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 25, 2007, upon the recommendation of the Compensation Committee of the Registrant’s Board of Directors, the Board took the following actions: (1) it approved a 10% merit salary increase for the 2008 fiscal year for each of Joe F. Sanderson, Jr., Chairman and Chief Executive Officer, Lampkin Butts, President and Chief Operating Officer, and D. Michael Cockrell, Treasurer and Chief Financial Officer, in each case effective November 1, 2007; and a 6% merit salary increase for the 2008 fiscal year for James A. Grimes, Secretary and Chief Accounting Officer, effective November 1, 2007; (2) it approved grants of performance shares and restricted stock under the Registrant's Stock Incentive Plan, effective November 1, 2007, as follows: (a) for each of Messrs. Butts and Cockrell, the number of shares of the Registrant’s common stock equal to $540,000 divided by the per-share price as of the close of the market on October 31, 2007, 75% of such shares allocated to performance shares and 25% to restricted stock; and (b) for Mr. Grimes, the number of shares of the Registrant's common stock equal to $100,000 divided by the per-share price as of the close of the market on October 31, 2007, 65% of such shares allocated to performance shares and 35% to restricted stock. Mr. Sanderson previously indicated to the Compensation Committee and the Board of Directors that he does not intend to accept any additional grants of stock under the Stock Incentive Plan at this time.
The form of Performance Share Agreement relating to the grants of performance shares will be substantially similar to the form of agreement that was filed as Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K on December 29, 2006 and described in that report (which report is incorporated herein by reference), except that: (1) the performance period will commence on November 1, 2007, (2) performance goals will be set by averaging return on equity and return on sales metrics historically over three-year periods, rather than using single-year figures, (3) the maximum award will be 200% of the performance target, rather than 150%, and (4) the award will be based on an historical measurement period commencing in 1989, when the Registrant’s current Chief Executive Officer took office, rather than 1978. A copy of the agreement will be filed with the Registrant’s next 10-K report.
The form of Restricted Stock Agreement relating to the grants of restricted stock will be substantially similar to the form of agreement that was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on December 2, 2005 and described in that report (which report is incorporated herein by reference).
At the same meeting, the Board took the following actions with respect to the Registrant’s Employee Stock Ownership Plan: (1) it adopted an amendment necessary for the Plan’s compliance with the Pension Protection Act of 2006 and (2) it approved the Registrant’s contribution of $5.75 million to the Plan, payable in the current fiscal year. A copy of the amendment to the Plan will be filed with the Registrant’s next 10-K report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC. (Registrant)
Date: October 31, 2007	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer